UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 16, 2016

RANGE RESOURCES – LOUISIANA, INC.

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	001-36490	46-4710769
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Throckmorton Street, Suite 1200

Fort Worth, Texas 76102

(Address of principal executive offices)

(817) 870-2601

(Registrant’s telephone number, including area code)

Memorial Resource Development Corp.

500 Dallas Street, Suite 1800

Houston, Texas 77002

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

As previously disclosed in its Current Report on Form 8-K filed earlier in the day on September 16, 2016, Memorial Resource Development Corp., a Delaware corporation (“Memorial”), became a wholly-owned subsidiary of Range Resources Corporation, a Delaware corporation (“Range”), on September 16, 2016, as a result of the merger of Medina Merger Sub, Inc., a Delaware corporation and a direct, wholly-owned subsidiary of Range, with and into Memorial (the “Merger”).

At the effective time of the Merger, the corporate name of Memorial was changed to Range Resources – Louisiana, Inc., as set forth in the Certificate of Merger filed with the Secretary of State of the State of Delaware on September 16, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RANGE RESOURCES – LOUISIANA, INC.

Date: September 16, 2016	By:	/s/ David S. Goldberg
Vice President – Legal, Deputy General Counsel and Assistant Secretary